EXHIBIT 4.1


                                Rim Holdings Inc.
                         7579 E. Main Street, Suite 600
                              Scottsdale, AZ 85251

                                 April ___, 2004

Rim Holdings Consultants

     The Company's Board of Directors has decided to make available to you shares of the Company's Common Stock, $.001 par value, upon conversion of all or some of the Company's debt or payables to you. The price per share shall be negotiated between you and the Company.

     To participate in this program, please call the Company's Chairman, Christina M. Strauch, to set a price per share, and execute in the space below after indicating the amount of debt you wish to convert.

                                            RIM HOLDINGS INC.


                                            By:  /s/ Christina M. Strauch
                                                 -------------------------------
                                                 Christina M. Strauch, Chairman



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   Amount of Debt           Consultant Signature


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        Date                Name of Consultant
                            (Please Print)